RESTATED
                    ARTICLES OF INCORPORATION
                               OF
                        U.S. ENERGY CORP.



     Pursuant to the provisions of Section 17-1-307 of the Wyoming Business Corporation Act and a Resolution adopted by its Board of Directors, U.S. Energy Corp. hereby adopts the following Restated Articles of Incorporation, which sets forth all of the operative provisions of the Articles of Incorporation as theretofore amended and states that the Restated Articles of Incorporation correctly sets forth without change, the corresponding provisions of the Articles of Incorporation as theretofore amended and that the Restated Articles of Incorporation supersede the original Articles of Incorporation and all amendments thereto.


                            ARTICLE I


                              Name

     The name of the Corporation shall be U.S. ENERGY CORP.


                           ARTICLE II


                            Duration

     The period of duration of the Corporation shall be perpetual.


                           ARTICLE III


                  Objects, Purposes, and Powers

     The purposes for which the Corporation is organized are to engage in any activity or business not in conflict with the laws of the State of Wyoming or of the United States and, without limiting the generality of the foregoing, specifically:

     1. To engage in exploring, prospecting, drilling for, developing, mining, extracting, producing, milling, refining, and otherwise processing for its own account and for the account of others any and every type of mineral substance of whatever nature, including but not limited to oil, gas, and other hydrocarbon substances, base and precious metals, and fissionable materials.

     2. To market any and all mineral substances, including all hydrocarbon substances, before or after refinement.

     3. To manufacture, buy, sell, and generally deal in any article, product, or commodity produced as the result of or through the use of any inventions, devices, processes, discoveries, formulae, improvements, and/or modifications of any thereof, or any articles, products, commodities, supplies, and materials used or suitable to be used in connection therewith or in any manner applicable or incidental thereto: to grant licenses, sub-licenses, rights, interests, and/or privileges in respect of any of the foregoing; to supervise or otherwise exercise such control over its licensees or grantees and the business conducted by them, as may be agreed upon in its contracts or agreements with such licensees or grantees, for the protection of its rights and interests therein; and to secure to it the payment of agreed royalties or other considerations.

     4. To form, promote, and assist, financially or otherwise, corporations, syndicates, partnerships, companies, and associations of all kinds; to give any lawful guarantee in connection therewith or otherwise for the payment of money or for the performance of any obligations or undertakings; and to achieve the purposes and exercise the power specified herein, either directly or through subsidiary corporations, syndicates, partnerships, companies, or other associations.

     5. To acquire, own, hold, develop, maintain, operate, manage, lease, sell, exchange, convey, mortgage, dispose of, and otherwise deal in property of every nature and description, both real and personal, whether situated in the United States or elsewhere, so far as permissible by law; to pay for the same in cash, the stock of this Corporation, bonds, or otherwise; to hold, exploit, and develop or in any manner to dispose of or assign the whole or any part of the property so purchased; and to produce, refine, and market any and all minerals or other products from any such operations.

     6. To advance or negotiate the advance of money or interest on securities or otherwise; to lend money or negotiate loans; to draw, accept, endorse, discount, buy, sell, and deliver bills of exchange, promissory notes, bonds, debentures, coupons, and other negotiable instruments and securities; and to issue on commission, subscribe for, take, acquire, and hold, sell, exchange, and deal in shares, stocks, bonds, obligations, and securities of any government or authority or company.

     7. Generally, to carry on and undertake any business, undertaking, transaction, or operation commonly carried on or undertaken by promoters and financiers; and to engage in any other business which may seem to the Corporation capable of being conveniently carried on in connection with the above or calculated, directly or indirectly, to enhance the value of or render profitable any of the Corporation's activities or business.

     8. To have one or more offices to carry on all or any of its business and, without restrictions or limits, to purchase or otherwise acquire, and to own, hold, maintain, work, develop, sell, trade, exchange, convey, mortgage, lease, or otherwise dispose of, without limit as to amount, and in any part of the world, any property, real, personal, or mixed, and any interests and rights, in whole or in part, therein.

     9. To apply for, obtain, register, lease, purchase, or otherwise acquire, hold, use, sell, trade, exchange, assign, mortgage, or otherwise dispose of trademarks, copyrights, inventions, trade names, formulae, secret processes, and all improvements and processes used in connection with or secured under letters patent of the United States or of other countries or otherwise, and to grant licenses in respect thereto, and otherwise turn the same to account.

    10. To contract with the United States, or any agency thereof, or any of the states or political subdivisions thereof, or with any persons in authority, municipalities, boards, bureaus, or departments, or any political subdivisions of any state of the United States or colonies or territories thereof, or any foreign countries, or any political subdivisions thereof, and all corporations, firms, associations, and individuals in relation to or in connection with any of the objects, purposes, or business of the Corporation.

    11. To act as a dealer for the sale of its own stocks and bonds and to execute all instruments incident to the above; to enter into underwriting agreements for the sale of its stocks and bonds or other securities; and to make and enter into options for the sale of its stock upon such terms and conditions as are permitted by the laws of the State of Wyoming and the United States.

    12. To indemnify officers, directors, and employees against harm or loss resulting from their actions in their capacities as such.

    13. To purchase or otherwise acquire and to hold, mortgage, pledge, sell, exchange, or otherwise dispose of securities (which term includes, without limitation of the generality thereof, any shares of stocks, bonds, debentures, notes, mortgages, or other obligations, and any certificates, receipts, or other instruments representing rights to receive, purchase, or subscribe for the same, or representing any other rights or interests therein or in any property or assets) created or issued by such persons, firms, associations, corporations, or governments or subdivisions thereof; to make payment therefor in any lawful manner; and to exercise, as owner or holder of any securities, any and all rights, powers, and privileges in respect thereof.

    14. To lend its uninvested funds from time to time to such extent to such persons, firms, associations, corporations, governments, or subdivisions thereof, and on such terms and on such security, if any, as the Board of Directors of the Corporation, may determine.

    15. To endorse or guarantee the payment of principal, interest, or dividends upon, and to guarantee the performance, of, sinking-fund or other obligations of any securities, and to guarantee in any way permitted by law the performance of any of the contracts or other undertakings in which the Corporation may otherwise be or become interested, of any persons, firms, association, corporation, government or subdivision thereof, or of any other combination, organization, or entity whatsoever.

    16. To conduct its business in Wyoming, other states, the District of Columbia, the territories and colonies of the United States, and foreign countries and territories and colonies thereof; to have one or more offices outside of this state; and to acquire, purchase, hold, mortgage, pledge, assign, transfer, and convey real and personal property out of Wyoming.

    17. In furtherance of and not in limitation of the powers conferred by the laws of the State of Wyoming, the Board of Directors is expressly authorized without the assent or the vote of the stockholders to issue bonds, debentures, or other obligations of the Corporation, secured or unsecured, from time to time, for any of the objects or purposes of the Corporation and to include therein such provisions as the redeemability, convertibility into stock, or otherwise, and to sell or to otherwise dispose of any or all of them, all in such manner and upon such terms as the Board of Directors may deem proper and as shall be fixed and stated in a resolution or resolutions adopted by the Board of Directors.

     18. To such extent as a corporation organized under the laws of the State of Wyoming may now or thereafter lawfully do, to do, either as principal or agent and either alone or in connection with other corporations, firms, or individuals, all and everything necessary, suitable, convenient, or proper for, in connection with, or incident to the accomplishment of any of the purposes or the attainment of any one or more of the object herein enumerated or designed directly or indirectly to promote the interest of the Corporation or to enhance the value of its properties; and, in general, to do any and all things and exercise any and all powers, rights, and privileges which a corporation may now or thereafter be organized to do or to exercise under the laws of the State of Wyoming or under any act amendatory thereof, supplemental thereto, or substituted therefor.

     19. To become a member of one or more partnerships, limited partnerships, joint ventures, or similar associations.

     The several clauses contained in this statement of purposes shall be construed as both purposes and powers; and the statement contained in each clause shall be in nowise limited or restricted, by reference to or inference from the terms of any other clause, but shall be regarded as independent purposes and powers. No recitation, expression, or declaration of specific purposes or special powers herein enumerated shall be deemed to be exclusive; but it is hereby expressly declared that all other lawful powers not inconsistent herewith are hereby included.


                           ARTICLE IV


                          Capital Stock

     The total number of shares of all classes of capital stock which the corporation shall have the authority to issue is 10,100,000 shares, which shall be divided into two classes as follows:

     100,000 shares of preferred stock with a par value of $.01 per share, and
     10,000,000 shares of common stock with a par value of $.01 per share.

     Any stock of the Corporation may be issued for money, property, services rendered, labor done, cash advances to the Corporation or for any other assets of value in accordance with the action of the Board of Directors whose judgment as to value received in return therefor shall be conclusive and said stock when issued shall be fully paid and nonassessable.

     The preferred stock shall be classified, divided and issued in series. Each series of preferred stock may be issued as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for the issuance of such stock adopted by the Board of Directors pursuant to authority vested in it. Each series is to be appropriately designated prior to the issue of any shares thereof by some distinguishable letter, number or title. All shares of preferred stock shall be of equal rank and have the same powers, preferences and rights, and shall be subject to the same qualifications, limitations and restrictions, without distinction between the shares of different series thereof, except in regard to the following particulars, which may be different in different series:

     1.   The rate of dividends.
     2. The price at and the terms and conditions on which shares may be redeemed.
     3. The amount payable upon shares in the event of voluntary or involuntary liquidation.
     4. Sinking fund provisions for the redemption or purchase of shares.
     5. The terms and conditions on which shares may be converted if the shares of any series are issued with the privilege of conversion.
     6.   Voting rights, if any.

     The Board of Directors may, from time to time, increase the number of shares of any series of preferred stock already created by providing that any unissued shares of preferred stock shall constitute part of such series, or may decrease (but not below the number of shares thereof then outstanding) the number of shares of any series of any preferred stock already created providing that any unissued shares previously assigned to such series shall no longer constitute a part thereof. The Board of Directors is hereby empowered to classify or reclassify any unissued preferred stock by fixing or altering the terms thereof in respect to the above-mentioned particulars and by assigning the same to an existing or newly-created series from time to time before the issuance of such stock.

     Dividends shall be payable upon the preferred or common stock at the discretion of the Board of Directors of the Corporation at such times and in such amounts as it deems advisable, subject, however, to the provisions of any applicable law; provided further, however, that any dividends which may be declared by the Board of Directors of the Corporation shall be paid in cash or property only out of the unreserved and unrestricted earned surplus of the Corporation, except as otherwise provided by the applicable laws of the State of Wyoming and except that the Board of Directors of the Corporation, from time to time, may distribute to its shareholders in partial liquidation, out of capital surplus of the Corporation, a portion of its assets, in cash or property, subject to the following provisions:

     1. No such distribution shall be made at a time when the corporation is insolvent or when such distribution would render the Corporation insolvent; and
     2. Each such distribution when made shall be identified as a distribution in partial liquidation and the amount per share disclosed to the shareholders receiving the same concurrently with the distribution thereof.

     Each outstanding share of common stock, $.01 par value, shall be entitled to one vote at shareholders' meetings, either by person or by proxy.

     In all elections for directors, every holder of the common stock shall have the right to vote in person, by proxy or by voting trustee under any voting trust, the number of shares of stock owned by him for as many persons as there are directors to be elected, or to cumulate such shares and to give one candidate as many votes as shall be equal to the number of directors multiplied by the number of his shares of stock or to distribute them on the same principle among as many candidates as he shall think fit; and directors shall not be elected in any other manner. Holders of preferred stock shall have such voting rights as are established by the Board of Directors in accordance with the terms hereof.

     No holder of shares of common or preferred stock or any other securities which the Corporation may now or hereafter be authorized to issue shall be entitled to any preemptive or preferential right to subscribe to any unissued common or preferred stock or any other securities which the Corporation may now or hereafter be authorized to issue. The Board of Directors of the Corporation, however, in its discretion by resolution, may determine that any unissued securities of the Corporation shall be offered for subscription solely to the holders of its common or preferred stock or solely to the holders of any class or classes of such stock, which the Corporation may now or hereafter be authorized to issue, in such proportions based on stock ownership as the Board of Directors in its discretion may determine.

     The Board of Directors may restrict the transfer of any of the Corporation's common or preferred stock or any other securities which the Corporation may now or hereafter authorize to issue by giving the Corporation or any shareholder "first right of refusal to purchase" the stock, by making the stock redeemable or by restricting the transfer of the stock under such terms and in such manner as the directors may deem necessary and as are not inconsistent with the laws of the State of Wyoming. Any stock so restricted must carry a conspicuous legend noting the restriction and the place where such restriction may be found in the records of the Corporation.


                            ARTICLE V


                        Place of Business

     The address of the Corporation's principal office is 877 North 8th West, Riverton, WY. The agent for service of process at that address will be John L. Larsen.


                           ARTICLE VI


                            Directors

     The affairs of the Corporation shall be governed by a Board of Directors of not less than three (3) nor more than seven (7) directors who shall be elected in accordance with the By-Laws of the Corporation and the statutes of the State of Wyoming now or hereafter in effect. The number of directors shall be increased or decreased in accordance with the By-Laws of the Corporation and the laws of the State of Wyoming as now or hereafter in effect, except that the number constituting the initial Board of Directors, who hold office at the time of adoption of this amendment, are as follows:

          Name                               Address

Glen L. Larsen, President               489 N. 3rd W., Provo, Utah
Leslie W. Larsen, Vice-President        805 W. Fremont, Riverton, Wyoming
G. Lloyd Larsen, Vice-President         1413 Mary Anne, Riverton, Wyoming
John L. Larsen, Secretary-Treasurer     1111 Westview Dr., Riverton, Wyoming

     Directors of the Corporation need not be residents of the State of Wyoming and need not own shares of the Corporation's stock.

     Meetings of the Board of Directors, regular or special, may be held within or without the State of Wyoming upon such notice as may be prescribed by the By-Laws of the Corporation. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends such meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board of Directors needs to be specified in the notice of waiver of notice of any such meeting unless the By-Laws of the Corporation otherwise require.

     A majority of the number of directors at any time constituting the Board of Directors shall constitute a quorum for the transaction of business; and the action of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of any increase in the number of directors shall be filled by election at an annual meeting of shareholders of the Corporation or a special meeting of such shareholders called for that purpose.

     The Board of Directors shall have the power to designate, by resolution passed by a majority of the whole board, not less than two (2) of its members to constitute an Executive Committee which, to the extent provided in said resolution or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business, affairs, and property of the Corporation during the intervals between the meetings of the directors, including the power to authorize the seal of the Corporation to be affixed to all papers that may require it; and when the seal has been so affixed pursuant to such authority, it shall be deemed to have been affixed by order of the Board of Directors.

     The Board of Directors of the Corporation may, from time to time, distribute to its shareholders in partial liquidation, out of capital surplus of the Corporation, a portion of its assets, in cash or property, subject to the following provisions:

     1. No such distribution shall be made at a time when the Corporation is insolvent or when such distribution would render the Corporation insolvent.

     2. Each such distribution, when made, shall be identified as a distribution in partial liquidation and the amount per share disclosed to the shareholders receiving the same concurrently with the distribution thereof.


                           ARTICLE VII


                             By-Laws

     The By-Laws of the Corporation shall be adopted by its Board of Directors. The power to alter, amend, or repeal the By-Laws, or to adopt new By-Laws, shall be vested in the Board of Directors, except as may otherwise be specifically provided in the By-Laws.


                          ARTICLE VIII


    Transactions with Directors and other Interested Parties

     No contract or other transaction between the Corporation and any other corporation, whether or not a majority of the shares of the capital stock of such other corporation is owned by this Corporation, and no act of this Corporation shall in any way be affected or invalidated by the fact that any of the directors of this Corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation. Any director of this Corporation, individually, or any firm of which such director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation; provided, however, that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors of this Corporation or a majority thereof; and any director of this Corporation who is also a director or officer of such other corporation, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this Corporation that shall authorize such a contract or transaction and may vote thereat to authorize such contract or transaction with like force and effect as if he were not such director or officer of such other corporation or not so interested.




                           ARTICLE IX


     Section 1. Upon the adoption of this provision to the Articles of Incorporation, the Board of Directors shall be divided into three classes, as equal in number as the total number of members of the Board of Directors provided in the By-Laws permits. the Board of Directors shall be separated into three classes which shall be denominated as Class One, Class Two and Class Three.

     Section 2. In the voting upon the election of members of the Corporation's Board of Directors which first occurs after the filing of an amendment to the Corporation's Articles of Incorporation containing these provisions for a classified Board of Directors, the persons nominated as Class One directors shall be elected to hold office for a term expiring at the third succeeding annual meeting and until their successors have been duly elected or appointed and qualified or until death, resignation or removal. Persons nominated for election as Class Two directors shall be elected to hold office for a term expiring at the second succeeding annual meeting and until their successors have been duly elected or appointed and qualified or until death, resignation or removal. Persons nominated for election as Class Three directors shall be elected to hold office for a term expiring at the next succeeding annual meeting and until their successors have been duly elected or until death, resignation or removal. At all meetings thereafter, directors then being elected shall be elected to hold office for a term expiring at the third succeeding annual meeting and until their successors have been duly elected or appointed and qualified or until death, resignation or removal, except for directors being elected solely by a series of preferred stock, if the resolution defining the rights of such series specifically states that the directors being elected by the holders of that series of preferred stock shall be elected to serve only until the next annual meeting of shareholders and until their successors have been duly elected or until death, resignation or removal. Any vacancies in the Board of Directors for any reason and any newly created directorships resulting from any increase in the number of directors may be filled by the Board of Directors acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected or appointed and qualified or until death, resignation or removal. No decrease in the number of directors shall shorten the term of any incumbent director.

     Section 3. Notwithstanding any other provision of these Articles of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, these Articles of Incorporation or the By-Laws of the Corporation), the affirmative vote of the holders of 75% of the total votes of the shares entitled to vote generally in the election of directors (considered for this purpose as one class) shall be required to amend, alter, change or repeal this Article IX of the Articles of Incorporation.


                            ARTICLE X


     No Director shall be personally liable to the Corporation or any shareholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under Section 17-1-141 of the Wyoming Statutes, or any amendment thereto or successor provision thereto, and except for any matter in respect of which such director shall be liable by reason that he (i) has breached his duty of loyalty to the corporation or its shareholders, (ii) has not acted in good faith or, in failing to act, has not acted in good faith, (iii) has acted in a manner involving intentional misconduct or a knowing violation of law, in failing to act, has acted in a manner involving intentional misconduct or a knowing violation of law, or,
(iv) has derived an improper personal benefit. Neither the amendment nor repeal of this Article X, nor the adoption of any provision of the Articles of Incorporation inconsistent with this
Article X, shall eliminate or reduce the effect of this Article X in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article X would accrue or arise prior to such amendment, repeal or adoption of an inconsistent provision.

     Executed in duplicate original this       day of July, 1989.


                                   U.S. ENERGY CORP.
ATTEST:




                                   By
                                        John L. Larsen, President


Daniel P. Svilar,
Assistant Secretary




STATE OF    Wyoming      )
                         )  ss.
COUNTY OF   Fremont      )


     Before me, Lisa L. Lehto, a Notary Public in and for the said county and state, personally appeared John L. Larsen, who
acknowledged before me that he is the   President   of U.S. Energy
Corp., a Wyoming corporation, and that he signed the foregoing Restated Articles of Incorporation as his free and voluntary act and deed for the uses and purposes therein set forth.

     Subscribed and sworn to before me this _____ day of July, 1989.





                                        Notary Public

My commission expires